EXHIBIT 2

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of May 29, 1996 is made by and among CHRISTOPHER A. JOHNSTON residing in Jackson, Wyoming ("Chris"), KENNETH J. WARREN residing in Dublin, Ohio ("Ken"), DAVID J. LYON residing in Dublin, Ohio ("David"), and SHERRY J. ROTHFIELD residing in Miami, Florida ("Sherry").

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Common Stock" means the shares of common stock, par value of $.01 per share, of the Issuer.

     "Holder" means each Person (other than Chris) who shall be a party to this Agreement, whether in connection with the execution and delivery of the Agreement as of the date hereof or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13D-3 under the Securities Exchange Act of 1934, as amended) any shares of Common Stock.

     "Issuer" means FM Precision Golf Corp., a Delaware corporation.

     "Permitted   Transferee"   means   such   individual's   spouse  or  lineal
descendants, or a trust partnership, limited liability company or other entity for the benefit of same.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

                                   ARTICLE II

                           RIGHTS AND OBLIGATIONS WITH
                               RESPECT TO TRANSFER

     Section 2.1. GENERAL RESTRICTIONS. (a) No Holder shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any Common Stock to any Person (any such act being referred to as a "Transfer", with the term "Transferee" to mean any transferee in a Transfer), except (i) in compliance with all applicable federal and state securities laws and (ii) as expressly permitted by this Agreement.
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          (b)  Notwithstanding  any other  provision  of this  Agreement  to the contrary, any Holder may at any time Transfer any or all shares of Common Stock to one or more of his or her Permitted Transferees so long as (i) such Permitted Transferee shall have agreed in writing to be bound (through execution of an agreement substantially in the form of Exhibit 2.1(b) hereto) by the terms of this Agreement applicable to Holders and (ii) the Transfer to such Permitted Transferee is not in violation of any applicable federal or state securities laws. Any such Transfer shall not relieve the Holder of any liability under this Agreement whether occurring before or after such Transfer, and such Holder shall remain liable for any breach of this Agreement or Exhibit 2.1(b) by such Permitted Transferee.

     Section 2.2. RESTRICTIVE LEGEND. For so long as this Agreement remains in effect, each certificate representing Common Stock owned by any Holder shall include a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 29, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     Section 2.3. RIGHTS OF FIRST REFUSAL FOR DAVE AND SHERRY. (a) Neither David nor Sherry (for purposes of this Section 2.3, each an "Offering Holder") will Transfer any Common Stock other than to his or her Permitted Transferee without first giving Ken and Chris (each an "Offeree Holder") prior notice thereof (an "Offer Notice") and the opportunity (as hereinafter provided) to purchase all but not less than all such Common Stock (the "Offered Stock") at a cash price (the "Offer Price") equal to the sum of the amount of any cash plus the fair market value of any other consideration offered by the prospective purchaser or other transferee pursuant to a bona fide offer to purchase. The Offer Notice shall constitute an offer (the "Offer") by an Offering Holder to sell all but not less than all of the Offered Stock to first Ken and, if Ken does not accept the Offer, then Chris, at the Offer Price and shall state the identity of the purchaser or Transferee and the terms of the proposed Transfer.

          (b) The Offer may be accepted within 45 days of receipt by the Offeree Holders of the Offer Notice and, if accepted, such acceptance shall constitute the binding agreement of Ken or Chris to purchase the Offered Stock by the later of (i) the date 30 days after such acceptance or (ii) the date by which the prospective purchaser or Transferee would have been obligated to purchase the Offered Stock. If the Offer is not accepted or the Offered Stock is not purchased as contemplated above, the Offering Holder may Transfer the Offered Stock to such prospective purchaser or Transferee at a price not less than the Offer Price and on substantially the same terms as described in the Offer Notice. If the Transfer to such prospective purchaser or Transferee is not consummated as contemplated above within 30 days after the expiration of the 45-day offer period or earlier irrevocable rejection of the Offer or failure to

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purchase the Offered  Stock after  acceptance  of the Offer,  no Transfer may be made by the Offering Holder without again complying with this Section 2.3. Notwithstanding the foregoing, if the purchase and sale of the Offered Stock is subject to any prior regulatory approval, the time periods specified above within which such purchase and sale must be consummated shall be extended until the expiration of five business days after all such approvals shall have been received.

          (c) If the consideration offered by the prospective purchaser or Transferee includes non-cash consideration, the Offeree Holder and Offering Holder shall negotiate in good faith with a view to agreeing upon the fair market value of such non-cash consideration. If, despite such good faith negotiations, the Offering Holder and Offeree Holder are unable to agree on such fair market value within 15 days following receipt by the Offeree Holder of the Offer Notice, each of the Offering Holder and the Offeree Holder shall, at its own expense, retain an investment banking firm of national reputation to determine such fair market value. If such two investment banking firms do not make substantially similar determinations and neither determination is acceptable to both the Offering Holder and the Offeree Holder, then such investment banking firms shall, at the equally shared expense of the Offering Holder and the Offeree Holder, retain a third investment banking firm of national reputation to select between the two determinations, which selection shall be binding upon each party. If a determination under this subsection (c) is required, the deadline for acceptance provided for in this Section 2.3 shall be postponed until the fifth business day after the date of such determination.

     Section 2.4. RIGHTS OF FIRST REFUSAL FOR KEN. (a) Ken will not Transfer any Common Stock other than to his Permitted Transferee without first giving Chris prior notice thereof (an "Offer Notice") and the opportunity (as hereinafter provided) to purchase all but not less than all such Common Stock (the "Offered Stock") at a cash price (the "Offer Price") equal to the sum of the amount of any cash plus the fair market value of any other consideration offered by the prospective purchaser or other transferee pursuant to a bona fide offer to purchase. The Offer Notice shall constitute an offer (the "Offer") by Ken to sell all but not less than all of the Offered Stock to Chris, at the Offer Price and shall state the identity of the purchaser or Transferee and the terms of the proposed Transfer.

          (b) The Offer may be accepted within 45 days of receipt by Chris of the Offer Notice and, if accepted, such acceptance shall constitute the binding agreement of Chris to purchase the Offered Stock by the later of (i) the date 30 days after such acceptance or (ii) the date by which the prospective purchaser or Transferee would have been obligated to purchase the Offered Stock. If the Offer is not accepted or the Offered Stock is not purchased as contemplated above, Ken may Transfer the Offered Stock to such prospective purchaser or Transferee at a price not less than the Offer Price and on substantially the same terms as described in the Offer Notice. If the Transfer to such prospective purchaser or Transferee is not consummated as contemplated above within 30 days after the expiration of the 45-day offer period or earlier irrevocable rejection of the Offer or failure to purchase the Offered Stock after acceptance of the Offer, no Transfer may be made by Ken without again complying with this Section
2.4. Notwithstanding the foregoing, if the purchase and sale of the Offered Stock is subject to any prior regulatory approval, the time periods specified above within which such purchase and sale must be consummated shall be extended until the expiration of five business days after all such approvals shall have been received.

          (c) If the consideration offered by the prospective purchaser or Transferee includes non-cash consideration, Ken and Chris shall negotiate in good faith with a view to agreeing upon the fair market value of such non-cash consideration. If, despite such good faith negotiations, Ken and Chris are unable to agree on such fair market value within 15 days following receipt by Chris of the Offer Notice, each of Ken and Chris shall, at his own expense, retain an investment banking firm of national reputation to determine such fair market value. If such two investment banking firms do not make substantially similar determinations and neither determination is acceptable to both Ken and Chris, then such investment banking firms shall, at the equally shared expense of Ken and Chris, retain a third investment banking firm of national reputation to select between the two determinations, which selection shall be binding upon each party. If a determination under this subsection (c) is required, the deadline for acceptance provided for in this Section 2.4 shall be postponed until the fifth business day after the date of such determination.

                                   ARTICLE III

                          OPTION ON DEATH OR INCAPACITY

     3.1. GRANT OF OPTION. Upon the death or mental incapacity of Ken, Chris shall have an option to purchase all of the shares of Common Stock then owned by the Holders on the following terms and conditions:

          (a) Within 45 days of the appointment of a representative of the estate of Ken or of a guardian of the person of Ken, Chris shall send a notice (the "Option Notice") to the Holders of his intent to exercise the option herein granted. Such notice shall set forth the price Chris believes is the fair market price for the Common Stock owned by the Holders.

          (b) The Holders and Chris shall negotiate in good faith with a view to agreeing upon the fair market value of such Common Stock. If, despite such good faith negotiations, the Holders and Chris are unable to agree on such fair market value within 15 days following receipt by the Holders of the Option Notice, the Holders, on the one hand, and Chris, on the other, shall, at his and their own expense, retain an investment banking firm of national reputation to determine such fair market value. If such two investment banking firms do not make substantially similar determinations and neither determination is acceptable to a majority of the Holders (by ownership of Common Stock) and Chris, then such investment banking firms shall, at the equally shared expense of the Holders and Chris (50% to Chris and 50% to the Holders ratably to their percentage stock ownership), retain a third investment banking firm of national reputation to select between the two determinations, which selection shall be binding upon each party.

          (c) Within 10 days following the agreement or determination of the fair market value of the Common Stock, a closing shall take place at a place and time mutually agreeable to the parties (or in the absence of such agreement, on the 10th day following such determination at the offices of the Issuer at 10:00

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a.m.  local time) at which time Chris shall pay the purchase price in cash or by
certified  or  bank  cashier's  check  against   receipt  of  the   certificates
representing the Common Stock free and clear of all liens and encumbrances, with signatures appropriately guaranteed under the then rules and regulations generally applicable to the transfer of stock certificates.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     Section 4.2. ENTIRE AGREEMENT; AMENDMENTS; NO WAIVERS. (a) This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be amended but only in a writing signed by each of the parties and by the addition of Transferees through execution of an agreement substantially in the form attached as Exhibit 2.1(b). Any provision hereof may be waived but only in a writing signed by the party against which such waiver is sought to be enforced.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telecopies or similar writing) and shall be given to such party at its address or telecopier number set forth on its signature page or, in the case of a Transfer, to the address, or telecopier number of the party executing the written agreement pursuant to Section 2.1 hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of the Issuer. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telex or telecopy number specified in its signature page and the appropriate answerback or confirmation, as the case may be, is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (c) if given by any other means, when delivered at the address set forth on its signature page.

     Section 4.4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

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     Section  4.5.  SEVERABILITY.  The  invalidity  or  unenforceability  of any provisions of this Agreement in any jurisdiction  shall not affect the validity,
legality  or   enforceability  of  the  remainder  of  this  Agreement  in  such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     Section 4.6. SUCCESSORS, ASSIGNS, TRANSFEREES. (a) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any provisions hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

          (b) This Agreement shall not be assignable or otherwise transferable by any party hereto, except that any Person acquiring shares of Common Stock who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the other parties hereto an agreement to be bound (substantially in the form of Exhibit 2.1(b)) by this Agreement and shall thenceforth be a "Holder", and any Holder who ceases to beneficially own any Shares shall cease to be bound by the terms hereof.

     Section 4.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 4.8. FEES AND EXPENSES. All fees and expenses incurred by any party hereto in connection with the preparation of this Agreement and the transactions contemplated hereby and all matters related thereto shall be borne by the party incurring such fees or expenses.

     Section 4.9. RECAPITALIZATION, ETC. If any capital stock or other securities are issued in respect of, or in exchange or substitution for, any Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Stock or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     Section 4.10. REMEDIES. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations of this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

     Section 4.11. TERMINATION. This Agreement shall terminate, and the rights and obligations created hereunder shall no longer be of any force or effect on and after any public offering of equity securities of the Issuer, or any successor thereto, pursuant to an effective registration statement under the Securities Act of 1933 other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

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                                        /s/ Christopher A. Johnston
                                        ----------------------------------------
                                        Christopher A. Johnston
                                        4015 Westlake Creek Drive, Suite 1
                                        Jackson, Wyoming  83001
                                        Telephone:   (307) 739-1188
                                        Telecopy:    (307) 739-2288


                                        /s/ Kenneth J. Warren
                                        ----------------------------------------
                                        Kenneth J. Warren
                                        41 South High Street, Suite 2300
                                        Columbus, Ohio  43215
                                        Telephone:   (614) 222-3015
                                        Telecopy:    (614) 224-0360


                                        /s/ David J. Lyon
                                        ----------------------------------------
                                        David J. Lyon
                                        5900 Cromdale Drive
                                        Dublin, Ohio  43017
                                        Telephone:   (614) 798-9351
                                        Telecopy:    (614) 798-9390


                                        /s/ Sherry J. Rothfield
                                        ----------------------------------------
                                        Sherry J. Rothfield
                                        1021 N. Venetian Drive
                                        Miami, Florida  33139
                                        Telephone:   (305) 379-0934
                                        Telecopy:    (305) 579-9125

                                                                  Exhibit 2.1(b)

                          FORM OF AGREEMENT TO BE BOUND

                                     [DATE]

To the Parties to the
  Stockholders Agreement
  dated as of  May __, 1996

Dear Sirs:

     Reference is made to the Stockholders Agreement dated as of May __, 1996 (the "Stockholders Agreement"), by and among CHRISTOPHER A. JOHNSTON residing in Jackson, Wyoming ("Chris"), KENNETH J. WARREN residing in Dublin, Ohio ("Ken"), DAVID J. LYON residing in Dublin, Ohio ("David"), and SHERRY J. ROTHFIELD residing in Miami, Florida ("Sherry"). Capitalized terms not defined herein have the meanings assigned to them in the Stockholders Agreement.

     In consideration of the covenants and agreements contained in the Stockholders Agreement and the transfer of the common stock, par value $.01 per share, of the Issuer (the "Common Stock") to the undersigned by _________ (the "Transferor"), the undersigned hereby confirms and agrees to be bound by all of the provisions thereof.

     [The undersigned acknowledges that it is a condition to such transfer that the undersigned confirms and agrees, that at any time that the undersigned is not a Permitted Transferee of the Transferor, the undersigned will, prior to such time, transfer the Common Stock to the Transferor or a Person which then qualifies as a Permitted Transferee of the Transferor.]+

     This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Transferee]

----------
+ Include in the case of a Transfer to a Permitted Transferee.